SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 1)



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               CEL-SCI CORPORATION
                        -------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
                  ---------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         ________________________________________________________________

    2)   Aggregate number of securities to which transaction applies:

         ________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ________________________________________________________________

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

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 14, 2009
To the Shareholders:

     Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation ("CEL-SCI") will be held at ____________________, Munich, Germany on September 14, 2009, at 10:30 a.m., for the following purposes:

     (1) to elect the directors who shall constitute CEL-SCI's Board of Directors for the ensuing year;

     (2) to approve the adoption of CEL-SCI's 2009 Incentive Stock Option Plan which provides that up to 5,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan;

     (3) to approve the adoption of CEL-SCI's 2009 Non-Qualified Stock Option Plan which provides that up to 15,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan;

     (4) to approve the adoption of CEL-SCI's 2009 Stock Bonus Plan which provides that up to 2,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan;

     (5) to approve an amendment to CEL-SCI's Stock Compensation Plan to provide for the issuance of up to 2,000,000 additional restricted shares of common stock to CEL-SCI's directors, officers, employees and consultants for services provided to the Company;

     (6) to amend CEL-SCI's Articles of Incorporation such that CEL-SCI would be authorized to issue 450,000,000 shares of common stock;

     (7) subject to the determination of CEL-SCI's directors that a reverse split would be in the best interest of CEL-SCI's shareholders, to approve a reverse split of CEL-SCI's common stock.

     (8) to ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2009.

    to transact such other business as may properly come before the meeting.

     July 28, 2009 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of July 28, 2009, there were ___________ issued and outstanding shares of CEL-SCI's common stock.

                                          CEL-SCI CORPORATION


July __, 2009                             By: Geert R. Kersten
                                              Chief Executive Officer






















    PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY


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


                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT


     The accompanying proxy is solicited by CEL-SCI's directors for voting at the annual meeting of shareholders to be held on September 14, 2009, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about August 5, 2009.

     There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The adoption of the other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

     Shares of CEL-SCI's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table lists, as of July 28, 2009, the shareholdings of (i) each person owning beneficially 5% or more of CEL-SCI's common stock (ii) each officer who received compensation in excess of $100,000 during CEL-SCI's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.


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

Name and Address                   Number of Shares (1)    Percent of Class (3)

Maximilian de Clara                   6,311,866                   4.2%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                      9,081,629                   5.9%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   2,850,689                   1.9%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                     1,645,659                   1.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                  678,333                   0.5%
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving, Ph.D.            907,424                   0.6%
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young, Ph.D.                   679,601                   0.5%
6600 Preston Road, #2322
Plano, TX  75024

BAM Opportunity Fund LP               12,500,000                  8.5%
44 Wall Street, Suite 1603
New York, NY  10005

All Officers and Directors           22,155,201                  13.9%
as a Group (7 persons)


(1) Includes shares issuable prior to October 31, 2009 upon the exercise of options or warrants granted to the following persons:


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


                                        Options or Warrants Exercisable
      Name                                  Prior to October 31, 2009

      Maximilian de Clara                        2,376,250
      Geert R. Kersten                           5,746,610
      Patricia B. Prichep                        2,048,597
      Eyal Talor, Ph.D.                          1,222,153
      Alexander G. Esterhazy                       458,333
      C. Richard Kinsolving, Ph.D.                 618,334
      Peter R. Young, Ph.D.                        445,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

ELECTION OF DIRECTORS

     Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

     All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

    Information concerning CEL-SCI's officers and directors follows:

Name                     Age    Position

Maximilian de Clara       79    Director and President
Geert R. Kersten, Esq.    50    Director, Chief Executive Officer and Treasurer
Patricia B. Prichep       58    Senior Vice President of Operations and
                                   Secretary
Dr. Eyal Talor            53    Senior Vice President of Research and
                                   Manufacturing
Alexander G. Esterhazy    65    Director
Dr. C. Richard Kinsolving 72    Director
Dr. Peter R. Young        64    Director

     The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors.


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

     Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the SEC.

     The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

     Maximilian de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI from the early days of its inception since 1987. He has been involved in the pioneering field of cancer immunotherapy for almost two decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Mr. Kersten also provides CEL-SCI with significant expertise in the fields of finance and law and has a unique vision of how the company's Multikine product will change the way cancer is treated. Prior to CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from Millfield School in England, and completed his studies in the US. Mr. Kersten completed his Undergraduate Degree in Accounting, received an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC.

     Patricia B. Prichep joined CEL-SCI in 1992 and has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. She is responsible for all day-to-day operations of the Company, including human resources and is the liaison with the auditing firm for financial reporting. June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. She was responsible for the internal auditing and work flow analysis of operations. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd. She handled all operations and compliance for the company and was licensed as a securities broker. Ms. Prichep received her B.A. from the University of Bridgeport in Connecticut.

     Eyal Talor, Ph.D. joined CEL-SCI in October 1993 and has been Senior Vice president of Research and Manufacturing since March of 1994. He is a clinical immunologist with over 19 years of hands-on management of clinical research and drug development for immunotherapy application; pre-clinical to Phase III, in

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the biopharmaceutical  industry.  His expertise includes;  biopharmaceutical R&D
and  Biologics  product   development,   GMP  (Good   Manufacturing   Practices)
manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of clinical trials (Phase I - III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw material specifications, and QC (Quality Control) tests development under FDA/GMP, USP,
and  ICH  guidelines.   He  has  extensive  experience  in  the  preparation  of
documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Intuitions; School of Public Health. He holds two US patents; one on Multikine's composition of matter and method of use in cancer, and one on a platform Peptide technology (`Adapt') for the treatment of autoimmune diseases, asthma, allergy, and transplantation rejection. He also has numerous product and process inventions as well as a number of pending US and PCT patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The John Hopkins University, Baltimore, Maryland, USA. He holds an Adjunct Associate teaching position at the Johns Hopkins University Medical Institutions.

     Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

     C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in  Physiology/Chemistry  from Vanderbilt  University
(1962),  and his Bachelor's degree in Chemistry from Tennessee Tech.  University
(1957).

     Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer


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

and has extensive experience with acquisitions and equity financings. Since November 2001 Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003 Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001 Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

     All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

     Alexander G. Esterhazy, Dr. C. Richard Kinsolving and Dr. Peter R. Young are independent directors as that term is defined in section 803 of the listing standards of the NYSE Amex.

     CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI'S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website, located at www.cel-sci.com.

     If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI's Audit Committee, c/o Dr. Peter Young, 6600 Preston Road, #2322, Plano, Texas 75024.

     CEL-SCI's Board of Directors met 6 times during the year ended September 30, 2008. All of the Directors attended each of these meetings either in person or by telephone conference call.

     For purposes of electing directors at its annual meeting CEL-SCI does not have a nominating committee or a committee performing similar functions.
CEL-SCI's board of directors does not believe a nominating committee is necessary since CEL-SCI's board of directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of CEL-SCI's independent directors.

     CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, CEL-SCI's board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI's Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person. CEL-SCI does not have a policy with regard to board member's attendance at annual meetings. All board members, with the exception of Maximilian de Clara and Alexander Esterhazy, attended the last annual shareholder's meeting held on March 3, 2008.

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

     Holders of CEL-SCI's common stock can send written communications to CEL-SCI's entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI's offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

     Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

Executive Compensation

Compensation Discussion and Analysis

     CEL-SCI's Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for its executive officers and annually determines the total compensation level for its President and Chief Executive Officer. The total proposed compensation of CEL-SCI's named executive officers is formulated and evaluated by its Chief Executive Officer and submitted to CEL-SCI's Compensation Committee for consideration.

     The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation
practices  followed  by  other  companies  in  the  biotechnology   industry  is
considered.

Objectives and Components of the Compensation Program

     The primary objective of CEL-SCI's compensation program is to attract, motivate and retain talented executives who are enthusiastic about CEL-SCI's mission. The components of CEL-SCI's compensation program are:

o CEL-SCI's base salary levels are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflect the individual's performance with us over time. The base salary of the President, CEO and our other named executive officers is reviewed annually. Current employment agreements with Maximilian de Clara and Geert Kersten set minimums for their base salary rates.

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

o CEL-SCI's long-term stock option incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

o CEL-SCI's stock-based incentive awards are intended to strengthen the mutuality of interests between the executive officers and our stockholders.

o    CEL-SCI  has a  defined  contribution  retirement  plan,  qualifying  under
     Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed 6% of the participant's total compensation.

     The following  table shows, in summary form, the  compensation  received by
(i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the two fiscal years ended September 30, 2008.

                                                                    All
                                                                   Other
                                            Restric-               Annual
                                            ted Stock    Option    Compen-
Name and Princi-     Fiscal  Salary  Bonus   Awards      Awards    sation
 pal Position         Year    (1)     (2)      (3)        (4)        (5)        Total

Maximilian de Clara,  2008  $363,000   --   $543,174   $103,320    $89,268   $1,098,762
President             2007   363,000   --    418,327    105,460     64,693      951,480

Geert R. Kersten,     2008   404,900   --    156,674    103,320     39,901      704,795
Chief Executive       2007   389,637   --     31,752    105,460     16,114      542,963
Officer and
Treasurer

Patricia B. Prichep    2008  185,780   --     82,558     51,660      4,225      324,223
Senior Vice President  2007  179,574   --     19,520     52,730      4,225      256,049
of Operations and
Secretary

Eyal Talor, Ph.D.      2008  229,353   --     81,187     51,660      4,225      366,425
Senior Vice President  2007  218,587   --     18,764     52,730      4,225      294,306
of Research and
Manufacturing

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

(1) The dollar value of base salary (cash and non-cash) earned. During the years ended September 30, 2008 and 2007, $18,730 and $28,429, respectively, of the total salaries paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

     Information concerning the issuance of these restricted shares is shown in the following table:

        Date Shares           Number of            Price
          Issued           Shares Issued         Per Share

        09/20/2006             49,016              $0.52
        01/15/2008             36,020              $0.52

     On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the price per share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2)  The dollar value of bonus (cash and non-cash) earned.

(3) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, during the years ended September 30, 2008 and 2007 $400,000 and $400,000, respectively, were paid in restricted shares of CEL-SCI's common stock which cannot be sold in the public market for a period of three years after the date of issuance. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan and restricted shares issued from the Stock Compensation Plan.

(4) The value of all stock options granted during the periods covered by the table are calculated according to SFAS 123R requirements.

(5) All other compensation received that CEL-SCI could not properly report in any other column of the table including annual contributions to vested defined contribution plans. Includes board of directors' fees for Mr. de Clara and Mr. Kersten.

Employee Pension, Profit Sharing or Other Retirement Plans

     CEL-SCI  has a  defined  contribution  retirement  plan,  qualifying  under
Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2008 expenses for this plan were $110,024. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors During Year Ended September 30, 2008

                                      Stock          Option
Name                 Paid in Cash    Awards (1)     Awards (2)     Total

Maximilian de Clara    $20,000      $124,000        $103,320      $247,320
Geert Kersten          $20,000      $124,000        $103,320      $247,320
Alexander Esterhazy    $20,000      $ 62,000        $ 51,660      $133,660
C. Richard Kinsolving  $20,000      $ 62,000        $ 51,660      $133,660
Peter R. Young         $20,000      $ 62,000        $ 51,660      $133,660

(1)  The fair value of stock issued for services.
(2) The fair value of options granted computed in accordance with FAS 123R on the date of grant.

     Directors' fees paid to Maximilian de Clara and Geert Kersten are included in the Executive Compensation table.

Employment Contracts.

     In April 2005, CEL-SCI entered into a three-year employment agreement with Mr. de Clara. The employment agreement provided that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. On September 8, 2006 Mr. de Clara's Employment Agreement was amended and extended to April 30, 2010. The terms of the amendment to Mr. de Clara's employment agreement are referenced in a report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, then the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months salary ($544,500), the remaining stock payments per the amendment to Mr. de Clara's employment agreement (valued at $200,000) and the unvested portion of any stock options would vest immediately ($227,333). For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

     The Employment Agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the Employment Agreement by Mr. de Clara. If the Employment Agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

     Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585 plus any increases approved by the Board of Directors during the period of the employment agreement. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary ($809,800) and the unvested portion of any stock options would vest immediately ($246,666). For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors. Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011.

     The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

     CEL-SCI has a compensation committee comprised of all of CEL-SCI's directors, with the exception of Mr. Kersten. During the year ended September 30, 2008, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation.

     During the year ended September 30, 2008, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Loan from Officer and Director

     Between December 2008 and June 2009 Maximilian de Clara, CEL-SCI's President and a director, loaned CEL-SCI $1,104,057. The loan was initially payable at the end of March, 2009, but was extended to the end of June, 2009. At the time the loan was due, and in accordance with the loan agreement, CEL-SCI issued Mr. de Clara a warrant which entitles Mr. de Clara to purchase 1,648,244 shares of CEL-SCI's common stock at a price of $0.40 per share. The warrant is exercisable at any time prior to June 27, 2014. Although the loan was to be repaid from the proceeds of CEL-SCI's recent financing, CEL-SCI's Directors deemed it beneficial not to repay the loan and negotiated a second extension of the loan with Mr. de Clara on terms similar to the June 2009 financing. Pursuant to the terms of the second extension the note is now due on July 6, 2014, but, at Mr. de Clara's option, the loan can be converted into shares of CEL-SCI's common stock. The number of shares which will be issued upon any conversion will be determined by dividing the amount to be converted by $0.40. As further consideration for the second extension, Mr. de Clara received warrants which allow Mr. de Clara to purchase 1,849,295 shares of CEL-SCI's common stock at a price of $0.50 per share at any time prior to July 6, 2014. The loan from Mr. de Clara bears interest at 15% per year and is secured by a second lien on substantially all of CEL-SCI's assets. CEL-SCI does not have the right to prepay the loan without Mr. de Clara's consent.

Stock Options

     The following tables show information concerning the options granted during the fiscal year ended September 30, 2008 and the nine months ended June 30, 2009 to the persons named below. All of the options listed below were granted pursuant to CEL-SCI's Non-Qualified Stock Option Plan.

                                 Options Granted
                                                       Exercise
                             Grant        Options      Price Per   Expiration
    Name                      Date       Granted (#)     Share        Date

   Maximilian de Clara     03/05/2008      200,000       $0.62     03/04/2018
   Geert Kersten           03/05/2008      200,000       $0.62     03/04/2018
   Patricia B. Prichep     03/05/2008      100,000       $0.62     03/04/2018
   Eyal Talor, Ph.D.       03/05/2008      100,000       $0.62     03/04/2018
   Maximilian de Clara     07/06/2009      500,000 (1)   $0.38     07/06/2019
   Geert Kersten           07/06/2009    4,000,000 (1)   $0.38     07/06/2019
   Patricia B. Prichep     07/06/2009    3,000,000 (1)   $0.38     07/06/2019
   Eyal Talor, Ph.D.       07/06/2009    3,000,000 (1)   $0.38     07/06/2019

(1) Very long-term performance options: The Board of Directors has identified the successful Phase III clinical trial for Multikine to be the most important corporate event to create shareholder value. Therefore, one third of the options can be exercised when the first 400 patients are enrolled in CEL-SCI's Phase III head and neck cancer clinical trial. One third of the options can be exercised when all of the patients have been enrolled in the Phase III clinical trial. One third of the options can be exercised when the Phase III trial is completed.

Options Exercised

                                           Shares
                      Date of            Acquired On            Value
                      Exercise            Exercise            Realized

                    -----------------------None-------------------------

                      Shares underlying unexercised
                              Option which are:        Exercise    Expiration
 Name                 Exercisable     Unexercisable     Price          Date

 Maximilian de Clara    23,333                           2.87       07/31/13
                        95,000 (1)                       1.94       08/31/13
                        70,000                           1.05       09/25/09
                        56,666                           1.05       05/01/10
                        50,000                           1.05       05/01/13
                        50,000                           1.05       04/12/09
                        60,000                           1.05       04/19/10
                        60,000                           1.38       03/22/11
                        75,000                           0.54       03/14/12
                        50,000                           0.61       09/02/14
                        50,000                           0.48       09/21/15
                        66,667                           0.58       09/12/16
                        66,667                           0.63       09/13/17
                        66,667                           0.62       03/04/18
                     1,436,250 (2)                       0.25       04/23/19
                     ---------
                     2,276,250
                     =========           33,333          0.58       09/12/16
                                        133,333          0.63       09/13/17
                                        133,333          0.62       03/04/18
                                        -------
                                        299,999
                                        =======
 Geert R. Kersten       50,000                           1.05       11/01/13
                        14,000                           1.05       10/31/13
                        50,000                           1.05       07/31/13
                       224,000 (1)                       1.05       06/10/13
                        50,000                           1.05       09/25/09
                       150,000                           1.05       05/01/10
                        50,000                           1.05       05/01/13
                        50,000                           1.05       04/12/09
                        95,000 (1)                       1.94       08/31/13
                        60,000                           1.05       04/19/10
                        60,000                           1.38       03/22/11
                       560,000 (1)                       1.05       10/16/13
                       105,000                           0.54       03/14/12
                     1,890,000                           0.22       04/01/13
                        50,000                           0.61       09/02/14
                        50,000                           0.48       09/21/15
                       133,334                           0.58       09/12/16
                        66,667                           0.63       09/13/17
                        66,667                           0.62       03/04/18
                     1,839,609 (2)                       0.25       04/23/19
                     ---------
                     5,613,277
                     =========           66,666          0.58       09/12/16
                                        133,333          0.63       09/13/17
                                        133,333          0.62       03/04/18
                                        -------
                                        333,332
                                        =======

                      Shares underlying unexercised
                              Option which are:        Exercise    Expiration
 Name                 Exercisable     Unexercisable     Price          Date

 Patricia B. Prichep     6,000                           1.05       12/01/13
                        10,000                           1.05       11/30/13
                         9,500                           1.05       07/31/13
                         3,000                           1.05       12/31/09
                        35,000                           1.05       03/01/10
                        17,000                           1.05       12/01/13
                        15,000                           1.05       04/12/09
                        47,500 (1)                       1.94       08/31/13
                        23,000                           1.05       02/02/10
                        25,000                           1.18       12/08/10
                        30,000                           1.00       12/03/11
                       200,000 (1)                       1.05       10/16/13
                        10,500                           0.54       03/14/12
                        50,000                           0.33       04/26/12
                       243,000                           0.22       04/01/13
                       337,000                           0.22       04/01/13
                        50,000                           0.61       09/02/14
                        30,000                           0.48       09/21/15
                        60,000                           0.58       09/12/16
                        33,334                           0.63       09/13/17
                        33,334                           0.62       03/04/09
                       717,096 (2)                       0.25       04/23/19
                     ---------
                     1,985,264
                     =========           30,000          0.58       09/12/16
                                         66,666          0.63       09/13/17
                                         66,666          0.62       03/04/18
                                        -------
                                        163,332
                                        =======

 Eyal Talor, Ph.D.      15,500                           1.05       07/31/13
                        16,666                           1.05       03/16/10
                        15,000                           1.05       08/03/13
                        10,000 (1)                       1.94       08/31/13
                        20,000                           1.05       08/02/09
                        25,000                           1.76       11/10/10
                        35,000                           1.00       12/03/11
                       160,000 (1)                       1.05       10/16/13
                        50,000                           0.33       04/26/12
                       374,166                           0.22       04/01/13
                        50,000                           0.61       09/02/14
                        30,000                           0.48       09/21/15
                        53,334                           0.58       09/12/16
                        33,334                           0.63       09/13/17
                        33,334                           0.62       03/04/18
                       240,820 (2)                       0.25       04/23/19
                     ---------
                     1,162,154
                     =========

                      Shares underlying unexercised
                              Option which are:        Exercise    Expiration
 Name                 Exercisable     Unexercisable     Price          Date

 Eyal Talor, Ph.D.                        26,666         0.58       09/12/16
   (cont'd)                               66,666         0.63       09/13/17
                                          66,666         0.62       03/04/18
                                         -------
                                         159,998
                                         =======

(1)  Options were purchased through CEL-SCI's Salary Reduction Plan.

(2) Options awarded to employees who did not collect a salary, reduced or deferred their salary between the period of September 15, 2008 and June 30, 2009. For example, Mr. de Clara, Mr. Kersten and Ms. Prichep did not collect any salary between September 30, 2008 and June 30, 2009.

Stock Option, Bonus Plans and Compensation Plans

     CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans and a Stock Compensation Plan. The Stock Option, Bonus and
Compensation Plans have been approved by CEL-SCI's stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

     Incentive Stock Option Plans. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plan. Only CEL-SCI's employees may be granted options pursuant to the Incentive Stock Option Plan.

     To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

(a) The expiration of three months after the date on which an option holder's employment by CEL-SCI is terminated (except if such termination is due to death or permanent and total disability);

(b) The expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

(c) In the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

     The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

     Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

     The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

     Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee.

     Stock Bonus Plan. Under the Stock Bonus Plans shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Stock Compensation Plan. Under the Stock Compensation Plan shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

     In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of CEL-SCI's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

     Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

     The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

     Summary. The following shows certain information as of July 15, 2009 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

                                 Total         Shares
                                Shares       Reserved for    Shares       Remaining
                               Reserved      Outstanding    Issued as   Options/Shares
Name of Plan                 Under Plans (1)   Options     Stock Bonus    Under Plans

Incentive Stock Option Plans  10,100,000       8,951,041       N/A          770,225
Non-Qualified Stock
  Option Plans                13,760,000       9,106,345       N/A        1,299,386
Stock Bonus Plans              7,940,000          N/A       5,930,186     2,008,055
Stock Compensation Plan        5,500,000          N/A       5,105,746       394,254


(1) Does not include shares which may be granted under plans which are referred to in Notice of the current Annual Meeting of Shareholders.

     Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 1,180,544 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

     The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI's Incentive and Non-Qualified Stock Option Plans as of September 30, 2008, CEL-SCI's most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.

                                                                   Number of Securities
                                   Number                            Remaining Available
                                of Securities                       For Future Issuance
                                to be Issued    Weighted-Average        Under Equity
                               Upon Exercise     Exercise Price      Compensation Plans,
                               of Outstanding    of Outstanding      Excluding Securities
Plan category                    Options (a)         Options        Reflected in Column (a)

Incentive Stock Option Plans       4,745,266          $0.53              5,003,000
Non-Qualified Stock Option Plans   8,406,265          $0.68              2,028,000


Compensation Committee

     During the year ending September 30, 2008 CEL-SCI had a Compensation Committee which was comprised of Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving. During the year ended September 30, 2008 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with CEL-SCI's Board of Director's meetings.

     During the year ended September 30, 2008, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation. During the year ended September 30, 2008, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

      The following is the report of the Compensation Committee:

     The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation
practices  followed  by  other  companies  in  the  biotechnology   industry  is
considered.

     CEL-SCI's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

     In April 2005 CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The April 2005 employment agreement, which is essentially the same as Mr. de Clara's two prior employment agreements, provides that during the employment term CEL-SCI will pay Mr. de Clara a salary of $363,000.

     On September 8, 2006 Mr. de Clara's Employment Agreement was amended and extended to April 30, 2010. The terms of the amendment to Mr. de Clara's employment agreement are referenced in a report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006. In amending and renewing Mr. de Clara's employment contract CEL-SCI's Compensation Committee considered various factors, including Mr. de Clara's performance in his area of responsibility, Mr. de Clara's experience in his position, and Mr. de Clara's length of service with the Company. During the fiscal year ending September 30, 2008 the compensation paid to Mr. de Clara was based on his employment contract.

     In August 2003, CEL-SCI entered into a three-year employment agreement with Geert R. Kersten. The employment agreement, which is essentially the same as Mr. Kersten's prior employment agreement, provides that during the term of the agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011. In renewing Mr. Kersten's employment contract CEL-SCI's Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with CEL-SCI. During the fiscal year ending
September 30, 2008 the compensation paid to Mr. Kersten was based on his employment contract.

     During the year ending September 30, 2008, the compensation paid to CEL-SCI's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

     Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI' other executive officers since CEL-SCI's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI's financial or stock price performance can be misleading.

     During the year ended September 30, 2008 CEL-SCI granted options for the purchase of 900,000 shares of CEL-SCI's common stock to CEL-SCI's executive officers. In granting the options to CEL-SCI's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers. Additional options were granted to CEL-SCI's officers as some of them did not receive any salary between September 2008 and June 2009, and others received reduced salaries during the same period.

     Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2008 CEL-SCI did not issue any shares of its common stock to CEL-SCI's officers or directors in return for services provided to CEL-SCI.

     The foregoing  report has been approved by the members of the  Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                              C. Richard Kinsolving

Audit Committee

     During the year ended September 30, 2008 CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, C. Richard Kinsolving and Peter Young. All members of the Audit Committee are independent as independence is defined by
Section 803 of the NYSE Amex's Listing Standards. Dr. Peter Young serves as the audit committee's financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI's auditors and review CEL-SCI's financial statements with CEL-SCI's independent registered public accounting firm.

     During the fiscal year ended September 30, 2008, the Audit Committee met 5 times. All members of the Audit Committee attended these meetings.

     The following is the report of the Audit Committee:

(1) The Audit Committee reviewed and discussed CEL-SCI's audited financial statements for the year ended September 30, 2008 with CEL-SCI's management.

(2) The Audit Committee discussed with CEL-SCI's independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90.

(3) The Audit Committee has received the written disclosures and the letter from CEL-SCI's independent registered public accounting firm required by PCAOB (Public Company Accounting Oversight Board) standards, and had discussed with CEL-SCI's independent registered public accounting firm the independent registered public accounting firm's independence; and

(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the Securities and Exchange Commission.

(5) During the year ended September 30, 2008 CEL-SCI paid BDO Seidman LLP, CEL-SCI's independent registered public accounting firm, audit fees of $173,052 for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. The Audit Committee is of the opinion that these fees are consistent with maintaining its independence from CEL-SCI.

     The  foregoing  report  has  been  approved  by the  members  of the  Audit
Committee:

                             Alexander G. Esterhazy
                              C. Richard Kinsolving
                                   Peter Young

     CEL-SCI's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement.

PROPOSAL TO ADOPT 2009 INCENTIVE STOCK OPTION PLAN

     Shareholders are being requested to vote on the adoption of CEL-SCI's 2009 Incentive Stock Option Plan. The purpose of the 2009 Incentive Stock Option Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees.

     The 2009 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 5,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any options pursuant to this plan.

     Any options under the 2009 Incentive Stock Option Plan must be granted before July 15, 2019. If adopted, the 2009 Incentive Stock Option Plan will function and be administered in the same manner as CEL-SCI's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2009 Incentive Stock Option Plan.

PROPOSAL TO ADOPT 2009 NON-QUALIFIED STOCK OPTION PLAN

     Shareholders are being requested to vote on the adoption of CEL-SCI's 2009 Non-Qualified Stock Option Plan. CEL-SCI's employees, directors and officers, and consultants or advisors to CEL-SCI are eligible to be granted options pursuant to the 2009 Non-Qualified Plan as may be determined by CEL-SCI's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     The 2009 Non-Qualified Plan, if adopted, will authorize the issuance of up to 15,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement CEL-SCI has granted 10,500,000 options under the 2009 Non-Qualified Plan.

     The 2009 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2009 Non-Qualified Plan.

PROPOSAL TO ADOPT 2009 STOCK BONUS PLAN

     Shareholders are being requested to vote on the adoption of CEL-SCI's 2009 Stock Bonus Plan. The purpose of the 2009 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI's employees, directors, officers, consultants and advisors and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

     Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI's employees. Since 1998 CEL-SCI's contribution to the plan has been made in shares of CEL-SCI's common stock as opposed to cash. CEL-SCI's contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI's common stock serves to further align the shareholder's interest with that of CEL-SCI's employees.

     The 2009 Stock Bonus Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any stock bonuses pursuant to the 2009 Stock Bonus Plan.

     The 2009 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2009 Stock Bonus Plans.

PROPOSAL TO AMEND CEL-SCI'S STOCK COMPENSATION PLAN

     During the two years ended September 30, 2008 CEL-SCI issued 1,341,355 shares of its common stock to its officers, directors and employees in payment of $831,736 in salaries, fees and other compensation owed to these persons. To conserve cash, CEL-SCI expects that it may continue to offer its officers, directors and employees the opportunity to receive shares of CEL-SCI's common stock in payment of amounts owed by CEL-SCI for services rendered.

     CEL-SCI's common stock trades on the NYSE Amex. NYSE Amex-listed corporations must obtain shareholder approval for arrangements which permit officers, directors, employees or consultants to receive a listed corporation's shares in payment of compensation.

     To comply with the NYSE Amex requirements in this regard CEL-SCI adopted a Stock Compensation Plan, which was approved by CEL-SCI's shareholders at the May 6, 2004 annual meeting, and which provided that shares of CEL-SCI'S common stock would be available for issuance under the Plan. Shareholders subsequently approved amendments to the Stock Compensation Plan which provided up to 5,500,000 shares would be available for issuance under the plan.

     So that CEL-SCI may continue to offer shares of its common stock in payment of compensation owed, CEL-SCI's Board of Directors, subject to shareholder approval, has approved an amendment to the Stock Compensation Plan so that an additional 2,000,000 shares of restricted common stock would be available for issuance under the Plan. The Board of Directors recommends that the shareholders of CEL-SCI approve the amendment to the Stock Compensation Plan.

PROPOSAL TO AMEND CEL-SCI'S ARTICLES OF INCORPORATION SUCH THAT CEL-SCI WOULD BE AUTHORIZED TO ISSUE 450,000,000 SHARES OF COMMON STOCK

     CEL-SCI is presently authorized to issue 300,000,000 shares of common stock. As of July 28, 2009, CEL-SCI had _______ outstanding shares of common stock. Approximately ________ additional shares could be issued upon the conversion of outstanding promissory notes, the payment of interest or principal on the promissory notes, or the exercise of outstanding options and warrants.

     Due to the lack of any significant revenues, CEL-SCI has relied upon proceeds from the private sales of its common stock, as well as securities convertible into common stock, to meet its funding requirements.

     CEL-SCI needs to increase its authorized shares of common stock to accommodate the additional shares which may be issued if all outstanding options, warrants and convertible securities were exercised or converted and to allow CEL-SCI to raise additional capital through the sale of common stock or securities convertible into common stock.

     Although CEL-SCI will be required to fund its operations through the sale of its securities until significant revenues are generated from the commercial sale of its products, as of the date of this proxy statement CEL-SCI did not have any definitive agreements or arrangements with any person to sell any additional shares of its common stock, except for CEL-SCI's obligation to issue common stock upon the exercise of outstanding options and warrants or the conversion of.

     If this proposal is not adopted, it may not be possible to raise the funds needed to start the Phase III trial for Multikine.

APPROVAL OF A REVERSE SPLIT OF CEL-SCI'S COMMON STOCK, SUBJECT TO THE DETERMINATION OF CEL-SCI'S DIRECTORS THAT A REVERSE SPLIT WOULD BE IN THE BEST INTEREST OF CEL-SCI'S SHAREHOLDERS.

     CEL-SCI's Board of Directors is seeking approval to adopt a reverse split of its outstanding common stock in a ratio no less than 1-for-2 and no greater than 1-for-10 at any time before its next Annual Meeting of Stockholders in 2010. CEL-SCI's Board of Directors has not made any determination of whether it wants to actually proceed with a reverse split of the Company's common stock; it is only seeking the shareholders' approval for such a step at this time. CEL-SCI's Directors asked for and received this approval from the shareholders last year, but did not use it. CEL-SCI's Directors believe that, because it is not possible to predict future market conditions, it would be in the best interests of the stockholders if the Board was able to determine, at any time prior to the next Annual Meeting of Stockholders in 2010, whether to adopt a reverse split of CEL-SCI's outstanding common stock and, if the Board should decide to proceed that way, the appropriate reverse stock split ratio. The proposed reverse stock split would combine a whole number of outstanding shares of CEL-SCI's common stock into one share of common stock, thus reducing the number of outstanding shares without any corresponding change in CEL-SCI's par value or market capitalization. As a result, the number of shares of CEL-SCI's common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

     If this proposal is approved, CEL-SCI'S Directors will subsequently have the authority, in their sole discretion, to determine whether or not to proceed with a reverse stock split. If the Board of Directors determines, based on factors such as the trading prices of CEL-SCI's common stock and other relevant circumstances that a reverse stock split is in CEL-SCI's best interests and in the best interests of CEL-SCI's stockholders, it may, at such time as it deems appropriate, determine the exact ratio of the reverse stock split and effect the reverse split without further approval or authorization of CEL-SCI's stockholders. The text of the proposed amendment to CEL-SCI's certificate of incorporation is provided in Exhibit A to this proxy statement. The text of the proposed amendment is subject to modification to include such changes as may be required by the Colorado Secretary of State or as the Board of Directors deems necessary and advisable to effect the reverse stock split.

     CEL-SCI's Board of Directors reserves the right, even after stockholder approval, to forego or postpone the reverse stock split if it determines such action is not in CEL-SCI's best interests or the best interests of CEL-SCI's stockholders. If the reverse stock split adopted by the stockholders is not subsequently implemented by CEL-SCI's Board of Directors by the 2010 Annual Meeting of Stockholders, this proposal will be deemed abandoned. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time. If the reverse stock split is adopted, there will be no change in the number of authorized shares of CEL-SCI's common stock.

     The primary reason for the reverse split stock is to increase the trading price of CEL-SCI's common stock by reducing the number of CEL-SCI's outstanding shares.

     The Board of Directors believes that, with the manufacturing facility now completed, the most important step it can take is to conduct the Phase III clinical trial with Multikine. CEL-SCI is now a Phase III cancer company with very promising human survival data, yet the low share price prevents many investors from investing in CEL-SCI. CEL-SCI's Board of Directors believes that the current low market price for CEL-SCI's common stock has had a negative effect on the marketability of CEL-SCI's outstanding shares for several reasons. First, many institutional investors have internal policies preventing the purchase of low-priced stocks. Second, analysts and brokers at many brokerage firms are prohibited from recommending, or are reluctant to recommend, lower-priced stocks to their clients. Also, since a broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current low price of CEL-SCI's common stock can result in investors paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the price of CEL-SCI's common stock was substantially higher. Third, CEL-SCI's low share price creates the impression that CEL-SCI is not a credible company while in reality it is an established biotechnology company with a potentially very important cancer drug going into a global Phase III clinical trial.

     CEL-SCI's Board of Directors believes that increasing the per share market price of its common stock may encourage greater interest in CEL-SCI's common stock and enhance the acceptability and marketability of CEL-SCI's common stock to the financial community and investing public. As of July 28, 2009, CEL-SCI had _________ outstanding shares of common stock, which is more than many other biotechnology and life science companies that are comparable in size. A reverse stock split would reduce the number of shares outstanding to a number that is more comparable with those of similar biotechnology and life science companies and more appropriate to the size and scope of CEL-SCI's current business.

     While CEL-SCI expects that the reverse stock split will increase the market price of its common stock CEL-SCI cannot guarantee that the reverse stock split will increase the market price of its common stock by a multiple equal to the reverse split ratio, or result in any permanent increase in the market price, which can be dependent upon many factors, including CEL-SCI's business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have adopted reverse stock splits has subsequently declined to pre-reverse split levels. Accordingly, CEL-SCI cannot assure its shareholders that the market price of its common stock immediately after the effective date of the reverse stock split will be maintained for any period of time, or that the reverse stock split will not have an adverse effect on CEL-SCI's stock price. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in CEL-SCI's overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then CEL-SCI's overall market capitalization will be reduced. However, CEL-SCI believes that evidence suggests that if a reverse split is done from a position of strength and by a real and established company as opposed to one that is simply trying, for example, to save its listing on the NASDAQ stock exchange when its stock is below $1, then the reverse split can be very beneficial for the Company's overall market capitalization.

     The reverse stock split would eliminate less than ___ shareholders since, according to the records of CEL-SCI's transfer agent, only ___ shareholders own less than five shares.

     CEL-SCI would still have approximately ______ shareholders in the reverse stock split and would continue to be registered under Section 12 of the Securities Exchange Act of 1934.

     Any fractional shares resulting from the reverse stock split are rounded to the nearest whole share.

     CEL-SCI's Articles of Incorporation provide that CEL-SCI is presently authorized to issue 300,000,000 shares of common stock. The reverse split, if adopted, would not change the number of shares of common stock which CEL-SCI is authorized to issue. However, a reverse split would reduce the number of CEL-SCI's outstanding shares, which would enable CEL-SCI to issue more shares that it would be able to issue if the reverse split was not adopted. CEL-SCI does not have any plans to issue any additional shares of its common stock, other than shares which it would be required to issue in connection with outstanding options or warrants, or shares which have customarily been issued pursuant to CEL-SCI's stock bonus or compensation plans.

     If approved by CEL-SCI's shareholders the, reverse stock split would be contingent upon CEL-SCI's directors adopting a reverse stock split with a ratio no less than 1-for-2 and no greater than 1-for-10.

     At the last annual meeting CEL-SCI's shareholders approved a resolution similar to the foregoing. However, CEL-SCI's directors did not take any action with respect to a reverse stock split.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected BDO Seidman, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2009. BDO Seidman served as CEL-SCI's independent registered public accounting firm for the fiscal year ended September 30, 2008. A representative of BDO Seidman is expected to be present at the shareholders' meeting.

     BDO Seidman, LLP served as CEL-SCI's auditors for the years ended September 30, 2008 and 2007. The following table shows the aggregate fees billed to CEL-SCI during these year by BDO Seidman, LLP:

                                                 Year Ended September 30,
                                                2008                2007

Audit Fees                                   $173,052            $142,704
Audit-Related Fees                                 --                  --
Tax Fees                                           --                  --
All Other Fees                                     --                  --

     Audit fees represent amounts billed for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. Before BDO Seidman, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI's audit committee. CEL-SCI's Board of Directors is of the opinion that the Audit Fees charged by BDO Seidman, LLP are consistent with BDO Seidman, LLP maintaining its independence from CEL-SCI.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     CEL-SCI's Annual Report on Form 10-K for the year ending September 30, 2008 will be sent to any shareholder of CEL-SCI upon request. Requests for a copy of this report should be addressed to the Secretary of CEL-SCI at the address provided on the first page of this proxy statement. SHAREHOLDER PROPOSALS

     Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI's year ending September 30, 2008 must be received by the Secretary of CEL-SCI no later than December 31, 2009.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense. CEL-SCI's annual report, including financial statements for the 2008 fiscal year, is included in this mailing.

     CEL-SCI's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     Please complete, sign and return the attached proxy promptly.

                                   CEL-SCI CORPORATION                    PROXY
                  This Proxy is solicited by CEL-SCI's Board of Directors

The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 14, 2009, 10:30 a.m. local time, at the ......Munich,  Germany and hereby appoints  Maximilian de Clara and
Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.
 [ ] FOR all nominees listed below (except as marked to the contrary below)

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   Nominees:   Maximilian de Clara    Geert R. Kersten    Alexander G. Esterhazy
               C. Richard Kinsolving  Peter R. Young

(2)  To approve the adoption of the Company's 2009 Incentive Stock Option Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(3)  To approve the adoption of the Company's  2009  Non-Qualified  Stock Option
     Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(4)  To approve the adoption of the Company's 2009 Stock Bonus Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(5) To approve an amendment to the Company's Stock Compensation Plan so that an additional 2,000,000 restricted shares of CEL-SCI's common stock are available for issuance under the Plan

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(6) To amend the Company's Articles of Incorporation such that the Company would be authorized to issue 450,000,000 shares of common stock.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(7) Subject to the determination of CEL-SCI' directors that a reverse split would be in the best interest of CEL-SCI's shareholders, to approve a reverse split of CEL-SCI'S common stock.

(8) To ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2009.

    To transact such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 8.

                                Dated this _____ day of ___________, 2009


                                _____________________________________
                                           (Signature)


                                _____________________________________
                                           (Signature)

     Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.


           Send the proxy statement by regular mail, email, or fax to:

                               CEL-SCI Corporation
                              Attn: Gavin de Windt
                             8229 Boone Blvd., #802
                                Vienna, VA 22182
                               Phone: 703-506-9460
                                Fax: 703-506-9471
                           Email: gdewindt@cel-sci.com